EXHIBIT 99.4



                           FINET HOLDINGS CORPORATION
           1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN, AS AMENDED

                                    Date of Board Approval: February 18, 1998
                               Date of Shareholder Approval: November 24, 1998
                                 Amendment Approved by the Board: May 19, 1999
                            Amendment Approved by the Shareholders: __________


          1.  PURPOSE  OF  THE  PLAN.  This  Finet  Holdings   Corporation  1998
Non-Employee Directors' Stock Option Plan (the "Plan") is adopted for the benefit of the directors of Finet Holdings Corporation, a Delaware corporation (the "Company") who, at the time of their service, are not employees of the Company or any of its subsidiaries (the "Non-Employee Directors"). The purposes of the Plan are to advance the interests of the Company by providing the Non-Employee Directors with additional incentive to serve the Company by increasing their proprietary interest in the success of the Company.

          2. ADMINISTRATION OF THE PLAN. (a) The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board may delegate administration of the Plan to a committee ("Committee") comprised of not less than two (2) members of the Board. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers possessed by the Board, subject to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the committee at any time and revest in the Board the administration of the Plan. (b) The Board shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Option granted under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the plan, and to exercise such powers and perform such acts as the Board deems necessary or expedient to promote the bests interests of the Company. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent it shall deem necessary to carry the Plan into effect. (c) All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon all Non-Employee Directors, the Company, and all other interested persons. (d) No member of the Board shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan; and all members of the Board shall be fully protected by the Company in respect of any such action, determination, or interpretation.

          3. STOCK SUBJECT TO AND RESERVED FOR THE PLAN. (a) The total number of shares of the Company's Common Stock, $0.01 par value (the "Common Stock"), with respect to which Options may be granted under the Plan, shall not exceed the aggregate of 1,000,000 shares; provided, however, that the class and aggregate number of shares which may be subject to the Options granted hereunder shall be subject to adjustment in accordance with the provisions of Section 14 of this Plan. Such shares may be treasury shares, reacquired shares or authorized but unissued shares. (b) The Company shall reserve for issuance pursuant to this Plan such number of shares of Common Stock as may from time to time be subject to Options granted hereunder. If any Option expires or is canceled prior to its exercise in full, the shares theretofore subject to such Option may again be made subject to an Option under the Plan. (c) All Options granted under the Plan will constitute nonstatutory stock options (i.e., stock options which do not qualify under Sections 422 or 423 of the Internal Revenue Code of 1986 (the "Code")) (the "Option").

          4.  ELIGIBILITY.   Options  shall  be  granted  only  to  Non-Employee
Directors of the Company.

          5. NON-DISCRETIONARY GRANT OF OPTIONS.

               (a) Non-Employee Directors Elected After the Effective Date of the Plan: Initial Grant. For so long as this Plan is in effect and shares are available for the grant of Options hereunder, each person who is elected as a Non-Employee Director of the Company for the first time after the effective date of the Plan, and who is not and has not been an employee of the Company or any of the Company's subsidiaries (as defined in Section 424(f) of the Code (a "New Director") shall be granted a one-time Option ("Initial Option") to purchase 40,000 shares of Common Stock at a per share exercise price equal to 85% of the Fair Market Value (defined below) of a share of Common Stock on such date (subject to the adjustments provided in Section 14 hereof), except that the price shall be 110% of the Fair Market Value in the case of any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or its subsidiaries. This Section 5(a) shall only apply to a New Director the first time he or she is elected a director of the Company after the effective date of this Plan.

               (b) Annual Option Grant to Non-Employee Directors ("Annual Option"). In addition, for so long as (i) this Plan is in effect, and (ii) there are shares available for the grant of Options hereunder, each person serving as an elected Non-Employee Director as of the effective date of this Plan and each New Director (together "Eligible Director") shall be granted automatically, on January 1st of each year (or the next day on which the Company's Common Stock is traded should the Company's Common Stock not trade on such date, commencing as of January 1, 1998 and subject to the adjustments provided in Section 14 hereof), an Option to purchase 60,000 shares of Common Stock at a per share exercise price equal to 85% of the Fair Market Value (defined below) of a share of Common Stock), except that the price shall be 110% of the Fair Market Value in the case of any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or its subsidiaries. The foregoing notwithstanding, such Eligible Director must have served as a Non-Employee Director continuously for at least thirty (30) days immediately preceding the first day of January of any given year, in order to be eligible for grant of an Annual Option as of January 1st of that year.

               (c) Option Price. For the purposes of this Section 5, the "Fair Market Value" as of any particular date shall mean (i) the closing sales price on the immediately preceding business day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and asked prices for a share of Common Stock on the immediately preceding business day as quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or (iii) if not quoted on NASDAQ, the average of the closing bid and asked prices for a share of Common Stock as quoted by the National Quotation Bureau's "Pink Sheets" or the National Association of Securities Dealers' OTC Bulletin Board System. If the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by the Board in its absolute discretion.

          6. OPTION AGREEMENT. Each Option granted under the Plan shall be evidenced by an agreement, in a form approved by the Board, which shall be subject to the terms and conditions of the Plan. Any agreement may contain such other terms, provisions and conditions as may be determined by the Board and that are not inconsistent with the Plan.

          7. VESTING AND TERM OF OPTIONS. (a) Each Option granted under this Plan shall be subject to vesting pursuant to one of two schedules: (i) vesting in full on the date of grant; or (ii) vesting in four (4) equal installments commencing on the first anniversary of the date of grant; provided, however, that each such Option, regardless of the manner of vesting, shall be subject to termination as provided in Section 9 hereof. The schedule of vesting, whether vesting in full or in installments, shall be determined by the Board as part of and at the time of the grant; provided however, that any Option granted under this Plan which vests in full on the date of grant as set forth in subsection
(i) above, shall be subject, as a condition of such Option grant, to the Company's right to repurchase as provided in Section 16 hereof. (b) Each Option agreement shall also provide that the Option shall expire ten years from the date of grant, unless sooner terminated pursuant to Section 9 hereof.

          8. EXERCISE OF OPTIONS. Options shall be exercisable at any time after their appropriate vesting date, subject to termination as provided in Section 9 hereof and to the Company's right to repurchase as provided in Section 16 hereof. Options shall be exercised by written notice to the Company setting forth the number of shares with respect to which the Option is being exercised and specifying the address to which the certificates representing such shares are to be mailed. Such notice shall be accompanied by cash or certified check, bank draft, or postal or express money order payable to the order of the Company, for an amount equal to the product obtained by multiplying the exercise price of the Option by the number of shares of Common Stock with respect to which the Option is then being exercised. As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to the Eligible Director a certificate or certificates representing the number of shares of Common Stock with respect to which such Option has been so exercised, issued in the Eligible Director's name, provided, however, that such delivery shall be deemed effected for all purposes when the Company's transfer agent shall have deposited such certificates in the United States mail, addressed to the Eligible Director, at the address specified pursuant to this Section 8.

          9. TERMINATION OF OPTIONS. Except as may be otherwise expressly provided in this Plan or otherwise determined by the Board, each Option, to the extent it shall not have been exercised previously, shall terminate on the earliest of the following: (i) on the last day of the three-month period commencing on the date on which the Eligible Director ceases to be a member of the Board for any reason other than the death or total disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code) of the Eligible Director, in which case the option may be exercised at any time within eighteen
(18) months following termination of such directorship or service, during which period the Eligible Director shall be entitled to exercise all Options held by the Eligible Director on the date on which the Eligible Director ceased to be a member of the Board that could have been exercised on such date; or (ii) ten years after the date of grant of such Option.

          10. TRANSFERABILITY OF OPTIONS. During the term of an Option, the Option shall not be assignable or otherwise transferable except by will or by the laws of descent and distribution. Each Option shall be exercised during the Eligible Director's lifetime only by the Eligible Director.

          11. NO RIGHTS AS STOCKHOLDER. No Eligible Director shall have any rights as a stockholder with respect to shares covered by an Option until the date of issuance of a stock certificate or certificates representing such shares. Except as provided in Section 14 hereof, no adjustment for dividends or otherwise shall be made if the record date therefor is prior to the date of issuance of certificates representing shares of Common Stock purchased pursuant to exercise of this Option.

          12. INVESTMENT REPRESENTATIONS. Whether or not the Options and shares covered by the Plan have been registered under the Securities Act of 1933, as amended, each person exercising an option under the Plan may be required by the Company to give a representation in writing that such person is acquiring such shares for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. The Company will endorse any necessary legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Eligible Director upon the exercise of any Option granted under the Plan.

          13. AMENDMENT OR TERMINATION. The Board may amend, modify, revise or terminate this Plan at any time and from time to time. All Options granted under this Plan shall be subject to the terms and provisions of this Plan and any amendment, modification or revision of this Plan shall be deemed to amend, modify or revise all Options outstanding under this Plan at the time of such amendment, modification or revision. If this Plan is terminated by action of the Board, all outstanding Options may be terminated.

          14. CHANGES IN THE COMPANY'S CAPITAL STRUCTURE. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize the dissolution or liquidation of the Company, any sale or transfer of all or any part of the Company's assets or business, any reorganization or other corporate act or proceeding, whether of a similar character or otherwise, any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock senior to or affecting the Common Stock or the rights thereof; provided, however, that if (i) the outstanding shares of Common Stock of the Company shall be subdivided into a greater number of shares or (ii) the outstanding shares of Common Stock shall be combined into a smaller number of shares thereof, then (a) the number of shares of Common Stock available for the grant of Options under the Plan shall be proportionally adjusted to equal the product obtained by multiplying such number of available shares remaining by a fraction, the numerator of which is the number of outstanding shares of Common Stock after giving effect to such combination or subdivision and the denominator of which is that number of outstanding shares of Common Stock prior to such combination or subdivision, (b) the exercise price of any Option then outstanding under the Plan shall be proportionately adjusted to equal the product obtained by multiplying such exercise price by a fraction, the numerator of which is the number of outstanding shares of Common Stock prior to such combination or subdivision and the denominator of which is that number of outstanding shares of Common Stock after giving effect to such combination or subdivision, and (c) the number of shares of Common Stock issuable on the exercise of any Option then outstanding under the Plan or thereafter granted under the Plan shall be proportionately adjusted to equal the product obtained by multiplying such number of shares of Common Stock by a fraction, the numerator of which is the number of outstanding shares of Common Stock after giving effect to such combination or subdivision and the denominator of which is that number of outstanding shares of Common Stock prior to such combination or subdivision.

          15. COMPLIANCE WITH OTHER LAWS AND REGULATIONS. (a) The Plan, the grant and exercise of Options thereunder, and the obligation of the Company to sell and deliver shares acquirable on exercise of such Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency or national securities exchange as may be required. The Company shall not be required to sell or issue any shares on exercise of any Option if the issuance of such shares shall constitute a violation by the Non-Employee Director or the Company of any provisions of any law or regulation of any governmental authority. (b) Each Option granted under this Plan shall be subject to the requirement that, if at any time the Board shall determine that (i) the listing, registration or qualification of the shares subject thereto on any securities exchange or under any state or federal law of the United States or of any other country or governmental subdivision thereof, (ii) the consent or approval of any governmental regulatory body, or (iii) the making of investment or other representations, are necessary or desirable in connection with the issue or purchase of shares subject thereto, no such Option may be exercised in whole or in part unless such listing, registration, qualification, consent, approval or representation shall have been effected or obtained, free of any conditions not acceptable to the Board. (c) These provisions do not obligate the Company to register either the Plan, any option granted under the Plan, or any stock issued or issuable pursuant to any such Option, under any state or federal law of the United States or of any other country or governmental subdivision thereof. (d) Any determination by the Board in connection with any of the above determinations shall be final, binding and conclusive.

          16. REPURCHASE RIGHT OF THE COMPANY.

               (a) General. Shares of stock issued or issuable upon exercise of an option grant with immediate vesting, as set forth in Section 7(a)(i), are subject to a right of repurchase by the Company. If the service of a Non-Employee Director to the Company or a subsidiary of the Company is terminated for any reason other than by death or total disability, except as otherwise described in Section 16(d), the Company (or any subsidiary designated by it) shall have the option for 90 days after the termination of service by the Non-Employee Director to repurchase all or any part of his stock issued or issuable upon exercise of the option, as provided in this Section 16.

               (b) Notice. Within 30 days of receiving notice from a Non-Employee Director or his representative of the termination of the director's service to the Company or a subsidiary of the Company, the Company must give notice to the director of the Company's decision whether or not to exercise its repurchase right.

               (c) Repurchase Price. The repurchase price per share repurchased in accordance with this Section 16 shall be the original per share purchase price set forth in the accompanying Notice of Stock Option Grant. The Company's repurchase right at this price lapses at the rate of 25% per year, starting with the first anniversary of the Option Grant, and continues over 4 years, without reference to the date the Option was exercised or became exercisable.

               (d) Shares Acquired Through Exercise of Option After Termination of Services. If the Non-Employee Director exercises in whole or in part his option after termination of his services to the Company for any reason other than death or total disability, the Company shall have, for 90 days after the exercise, the right to repurchase the shares so acquired upon written notice to the Non-Employee Director. The purchase price and terms of payment will be governed by Sections 16(c) and (e) of this Plan.

               (e) Payment of the Purchase Price. The Company's right to repurchase must be exercised for cash or cancellation of purchase money indebtedness for the shares within 90 days of termination of service by the Non-Employee Director (or in the case of securities issued upon exercise of Options after the date of termination, within 90 days after the date of exercise).

               (f) Death or Total Disability. There shall be no right of repurchase by the Company upon the Non-Employee Directors' death or total disability. The foregoing notwithstanding, the provisions of this Section 16(g) do not extend or otherwise affect the termination of any Option which shall not have been exercised, as otherwise set forth in Section 9 herein.

               (g) Repurchase Right as to Other Shares. The repurchase right of the Company shall apply as well to all shares or other securities issued in respect to any Option due to any stock split, reverse stock split, stock dividend, recapitalization, reclassification, spin-off, split-off, merger, consolidation or reorganization ("Other Shares") but such right shall expire on the occurrence of any event or transaction upon which the Option terminates.

          17. INDEMNIFICATION OF BOARD OF DIRECTORS. The Company shall, to the fullest extent permitted by law, indemnify, defend and hold harmless any person who at any time is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) in any way relating to or arising out of this Plan or any Options granted hereunder by reason of the fact that such person is or was at any time a director of the Company against judgments, fines, penalties, settlements and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such action, suit or proceeding. This right of indemnification shall inure to the benefit of the heirs, executors and administrators of each such person and is in addition to all other rights to which such person may be entitled by virtue of the bylaws of the Company or as a matter of law, contract or otherwise.

          18. ADDITIONAL PROVISIONS. (a) Nothing in the Plan, or in any instrument executed pursuant thereto, shall confer upon any Non-Employee Director either the right or the obligation to continue acting as a director of (or to employment by) the Company, nor shall any Plan provision or instrument executed pursuant thereto affect any right of the Company, its Board and/or its shareholders to terminate the directorship (or employment) of any Non-Employee Director with or without cause. (b) In connection with each option granted pursuant to the Plan, each Non-Employee Director shall make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer is made available to the Company for timely payment of such tax.

          19. EFFECTIVE DATE OF THE PLAN. This Plan shall become effective, subject to stockholder approval, on February 18, 1998. No Option shall be granted pursuant to this Plan on or after February 18, 2008.

          20. GOVERNING LAW. The Plan shall be governed by, and all questions arising hereunder, shall be determined in accordance with the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.